UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2014
____________________

Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063    94063
(Address of Principal Executive Offices)    (Zip Code)

(650) 421-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 30, 2014, the Board of Directors (the “Board”) of Codexis, Inc. (the “Company”) increased the size of the Board from eight to nine members and appointed Pam Cheng as a Class I director, with an initial term expiring at the Company’s 2017 annual meeting of stockholders. Committee appointments for Ms. Cheng have not been determined.
Ms. Cheng will receive compensation as provided in the Company’s non-employee director compensation policy. Ms. Cheng will receive an annual cash retainer of $50,000 per year and additional annual retainers for committee service as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2014 (the “2014 Proxy Statement”).
Under the Company’s non-employee director compensation policy, upon her appointment to the Board, Ms. Cheng received a grant of $100,000 of restricted stock under the Company’s 2010 Equity Incentive Award Plan, which amounted to 39,215 shares (the “Initial Award”). The restricted stock subject to the Initial Award will vest as to one-third of the shares on each anniversary of the grant date, subject to Ms. Cheng’s continued service to the Company through each such vesting date. In addition, following each annual meeting of the Company’s stockholders, Ms. Cheng will receive a grant of $85,000 of restricted stock under the Company’s 2010 Equity Incentive Award Plan, provided that, as of the date of such annual meeting of stockholders, Ms. Cheng has served on the Board for at least six months, and provided further that as of such date she continues to serve on the Board (the “Annual Award”). The restricted stock subject to the Annual Award will vest as to all of the shares on the earlier of the first anniversary of the grant date or the next annual meeting of the Company’s stockholders, subject to Ms. Cheng’s continued service through such vesting date.
The Company expects to enter into the Company’s standard indemnification agreement with Ms. Cheng. See the descriptions of the Company’s standard indemnification agreement and the 2010 Equity Incentive Award Plan contained in the 2014 Proxy Statement for additional information.

Item 7.01.	Regulation FD Disclosure.
On November 3, 2014, the Company issued a press release announcing the appointment of Pam Cheng to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 3, 2014
CODEXIS, INC.
By:     /s/ Douglas T. Sheehy

Name:	Douglas T. Sheehy

Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release.